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                                  SCHEDULE 14C
                                 (RULE 14c-101)

                 INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

               INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                    OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by registrant /X/

Check the appropriate box:

/ / Preliminary Information Statement       / / Confidential, For Use of the
                                                Commission Only (as permitted
                                                by Rule 14c-5(d)(2)
/X/ Definitive Information Statement

                         NEVADA GOLD & CASINOS, INC.
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                (Name of Registrant as Specified in Its Charter)

Payment of filing fee (Check the appropriate box):

/X/ No Fee required.

/ / $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14c-5(g).

/ / Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

    (1) Title of each class of securities to which transaction applies:
        Common Stock

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    (2) Aggregate number of securities to which transactions applies:

        8,487,471
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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount Previously Paid:

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    (2) Form, Schedule or Registration Statement No.:

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    (3) Filing Party:

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    (4) Date Filed:

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                           NEVADA GOLD & CASINOS, INC.
                         3040 Post Oak Blvd., Suite 675
                              Houston, Texas 77056

                       INFORMATION STATEMENT FOR ACTION BY
                         WRITTEN CONSENT OF STOCKHOLDERS

                          MAILING DATE: OCTOBER 3,1997


           WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE NOT REQUESTED
                               TO SEND US A PROXY


     This Information Statement is furnished to each of the stockholders of Nevada Gold & Casinos, Inc., a Nevada corporation (the "Company"), in connection with the taking of action by the written consent (the "Written Consent") of the majority of stockholders (the "Majority Stockholders") of the Company, which Written Consent shall be effective as of October 31, 1997. YOU ARE NOT BEING ASKED FOR A PROXY NOR TO VOTE ON THIS MATTER. THIS DOCUMENT IS FOR INFORMATIONAL PURPOSES ONLY.

RECORD DATE

     The close of business on August 31, 1997 was fixed by the Board of Directors of the Company as the record date for the determination of the stockholders entitled to receive this Information Statement pursuant to applicable provisions of the Nevada Revised Statutes. As of August 31, 1997, there were 8,487,471 shares of the Company's common stock, par value $0.12 per share ("Common Stock"), issued and outstanding. All of the issued and outstanding shares of Common Stock are entitled to one vote on each matter that is submitted for voting at any meeting of the stockholders of the Company.

     In accordance with Section 78.018 of the Nevada Revised Statutes, whenever stockholders are required or permitted to take any action, such action may be taken without a meeting by means of a written consent setting forth the action to be so taken, signed by the holders of a majority of all of outstanding shares entitled to vote thereon.

ACTION TO BE TAKEN WITH RESPECT TO DISPOSITION OF PROPERTY

     In August 1997, the Board of Directors of the Company authorized and approved certain actions on behalf of the Company and Blackhawk Gold, Ltd., a Colorado corporation and wholly-owned subsidiary of the Company ("Blackhawk Gold"), regarding certain matters relating to the construction, development and operation of a casino and related facilities (the "Casino Facility") located in the City of Black Hawk, Colorado, in accordance with that certain Members Agreement dated July 29, 1997 (the "Members Agreement"), by and among the Company, Casino America of Colorado, Inc., a Colorado corporation ("CAC"), Casino America, Inc., a Delaware corporation, and Blackhawk Gold, and that certain Amended and Restated Operating Agreement dated July 29, 1997 (the "Operating Agreement"), by and among CAC and Blackhawk Gold. In connection with the Casino Facility, CAC and Blackhawk Gold formed the Isle of Capri Black Hawk L.L.C., a Colorado limited liability company ("ICBH") whose members are CAC and Blackhawk Gold. The Casino Facility will be developed and constructed by ICBH on certain contiguous parcels of land (the "Blackhawk Gold Parcel") which were owned by the Company and conveyed to ICBH by the



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Company on behalf of Blackhawk Gold, in satisfaction of the requirement of the initial capital contribution of Blackhawk Gold under the Operating Agreement and the Members Agreement in consideration of the issuance of a 45% ownership interest in and to ICBH (which interest was subsequently adjusted to 40.8% pursuant to the Members Agreement). The Blackhawk Gold Parcel, on which the Casino Facility is to be constructed, consists of an approximately 6.25 acre parcel of undeveloped land located in the City of Black Hawk, Colorado, which is located approximately 40 miles west of Denver, Colorado. In 1991, the State of Colorado approved limited stakes gaming on certain parcels of land within the State of Colorado including the Blackhawk Gold Parcel.

     In connection with the Casino Facility, with the Board approval given in August 1997, the Company also entered into that certain Purchase Agreement dated August 14, 1997 (the "Purchase Agreement"), by and among the Company, ICBH,
CAC, Isle of Capri Black Hawk Capital Corp., a Colorado corporation, and Jefferies & Company, Inc., with respect to that certain Offering Circular (the "Offering Circular") dated August 14, 1997, relating to the offer and sale of ICBH's $75,000,000 13% first mortgage notes due 2004, which offer and sale was consummated on August 20, 1997. The proceeds of this sale will be used for the construction and operation of the Casino Facility.

     ICBH was organized as a limited liability company under the laws of Colorado in April 1997, by Casino America of Colorado, Inc. and Blackhawk Gold, Ltd. Since its organization, ICBH has been in the development stage, and its activities have been limited to applying for necessary permits, licenses and approvals; arranging for the design and construction of the Casino Facility; arranging for the financing for the Casino Facility; and arranging for the contribution to ICBH of certain real estate parcels and other capital contributions.

     ICBH has not yet obtained the state of Colorado licenses required to conduct gaming activities at the Casino Facility. To the Company's knowledge, no other federal or state regulatory requirements must be complied with or approvals obtained in connection with the above-described transactions.

     The executive offices of ICBH are located at 711 Washington Loop, Biloxi, Mississippi 39530.

WRITTEN CONSENT

     By unanimous written consent dated August 14, 1997, the Board of Directors of the Company and the Company as the sole stockholder of Blackhawk Gold, approved and authorized the conveyance of the Blackhawk Gold Parcel by the Company to Blackhawk Gold as well as the selected transactions described in this Information Statement. The Board of Directors has determined that stockholder approval and/or ratification of the Purchase Agreement and the transactions contemplated thereby, including, without limitation, the conveyance of the Blackhawk Gold Parcel, is not required under the applicable provisions of the Nevada Revised Statutes.

     Notwithstanding the determination of the Board of Directors that stockholder approval and/or ratification is not required to effect and carry out the transactions contemplated by the Purchase Agreement, including, without limitation, the conveyance of the Blackhawk Gold Parcel, for the avoidance of any doubt that the transactions described above have all been duly authorized, Winstock Mining Corporation, a Colorado corporation, Clay County Holdings, Inc., a Colorado corporation, Aaminex Capital Corporation, a Texas corporation, Paul
J. Burkett, an individual, William J. Jayroe, an individual, and Hubert T. Wen, an individual (collectively the "Majority Stockholders"), have agreed in writing to approve and ratify by majority consent of the shareholders of the Company, the Purchase Agreement, and all the transactions contemplated thereby including, without limitation, the conveyance of the Blackhawk Gold Parcel by the



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Company to Blackhawk Gold. As of August 31, 1997, the Majority Stockholders
legally and beneficially owned an aggregate of 5,142,415 shares of Common Stock of the Company, constituting approximately 60.33% of all of the issued and outstanding shares of Common Stock of the Company.

     Pursuant to the regulations promulgated under the Exchange Act, the Written Consent of the Majority Stockholders shall not become effective until at least twenty days after the Company has mailed this Information Statement to the stockholders of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of August 31, 1997, the number and percentages of issued and outstanding shares of Common Stock owned by: (i) each person known to the Company to beneficially own 5% or more of the issued and outstanding shares of Common Stock; (ii) each director of the Company; and (iii) all officers and directors of the Company as a group.

Name and Address of                     Number of Shares         Percent
Beneficial Owner                             Owned               of Class
----------------------------            ----------------         --------

Winstock Mining Corporation (U.S.)          1,669,580             19.67%
   1506 - 2008 Fullerton Avenue
   North Vancouver, British Columbia
    V7P3G7

H. Thomas Winn                              1,532,898(1)          18.02%
   3040 Post Oak Blvd., Suite 675
   Houston, Texas 77056

David K. McCaleb                            2,884,908(2)           33.99%
   3040 Post Oak Blvd., Suite 675
   Houston, Texas 77056

Paul J. Burkett                               277,526(3)            3.26%
   P.O. Box 761
   Goldfield, Nevada 89013

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(1) Except for options to purchase 18,334 shares, all the shares listed are controlled directly or indirectly through Aaminex Capital Corporation, of which H. Thomas Winn is President. 1,333,334 of these shares are the subject of an option agreement to exercise the shares held by Winstock Mining Corporation (U.S.). As long as the option remains contingent and unexercised, Mr. Winn exercises no voting or investment power, with respect to the shares subject to the options. The 1,333,334 shares described are the same shares owned by Winstock Mining Corporation (U.S.). The information in this table shall not be construed as a statement that Mr. Winn is the beneficial owner of the securities covered by the statement for purposes of Section 13(d) or 13(g) of the Securities Act of 1933.

(2) Mr. McCaleb, the Secretary of the Company, is also the President of Clay County Holdings, Inc. Except for 250 shares owned personally by Mr. McCaleb, the shares indicated are the shares held by Clay County Holdings, Inc. as set forth above in the table of Beneficial Owners. Mr. McCaleb is the son-in-law of H. Thomas Winn, the President of the Company.

(3) Included in Mr. Burkett's beneficial ownership are options to purchase 18,334 shares.



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     Hubert T. Wen                           110,669(4)        1.30%
      P.O. Box 571595
      Houston, Texas 77257-1595

     Elizabeth A. Woods                       25,654            .30%
      3040 Post Oak Blvd.
      Suite 675
      Houston, Texas 77056

     William G. Jayroe                        18,752(5)         .22%
      7030 Empire Central Drive
      Houston, Texas 77040

     Aaminex Capital Corp.                 1,514,564(1)       17.84%
      3040 Post Oak Blvd.,
      Suite 675
      Houston, Texas 77056

     Clay County Holdings, Inc.            2,884,658(2)       33.99%
      3040 Post Oak Blvd.,
      Suite 675
      Houston, Texas 77056

     All directors and officers            4,850,407          56.86%
     as a group (6 persons) (1,2,3,4,5)

COSTS AND EXPENSES

     The Company and/or its affiliates will bear the cost of delivery of this Information Statement to its stockholders. Arrangements are also being made with brokerage houses and any other custodians, nominees, and fiduciaries for the forwarding of this Information Statement to the beneficial owners of the Company, and the Company and/or its affiliates will reimburse any such broker, custodians, nominees, and fiduciaries for the reasonable out-of-pocket expenses incurred by them.

ADDITIONAL INFORMATION

     Copies of any documents described herein may be obtained at no cost by request to the Company.

                                      BY ORDER OF THE BOARD OF DIRECTORS



                                      /s/ David K. McCaleb, Secretary
                                      --------------------------------------
                                      David K. McCaleb, Secretary

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(4) Included in Mr. Wen's beneficial ownership are options to purchase 5,000 shares.

(5) Included in Mr. Jayroe's beneficial ownership are options to purchase 12,084 shares.



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